Exhibit 32

Certification of Principal Executive Officers
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

The undersigned in their capacities as Chief Executive Officer and Chief Financial Officer of Perma-Pipe International Holdings, Inc. (the “Registrant'), certify that, to the best of their knowledge, based upon a review of the Annual Report on Form 10-K for the period ended January 31, 2018 of the Registrant, (the “Report”):

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ David J. Mansfield
David J. Mansfield
Director, President and Chief Executive Officer
(Principal Executive Officer)
April 19, 2018

/s/ Karl J. Schmidt
Karl J. Schmidt
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)
April 19, 2018

A signed original of this written statement required by Section 906 has been provided by Perma-Pipe International Holdings, Inc. and will be retained by Perma-Pipe International Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.